Exhibit 99.1
Constant Contact Names Harpreet Grewal Chief Financial Officer
Harpreet Brings over 20 years of Broad Based Executive and
Financial leadership to Constant Contact
WALTHAM, MA — June 1, 2010 — Constant Contact®, Inc. (Nasdaq: CTCT), a leading provider of email marketing, event marketing, social media marketing and online survey tools, today announced the appointment of Harpreet Grewal to the position of executive vice president, chief financial officer and treasurer. Harpreet, who joins the Constant Contact team effective July 6, brings over 20 years of broad based executive and financial leadership to Constant Contact.
Mr. Grewal joins Constant Contact from TheLadders.com, an online job search platform and recruiting company, where he was chief financial officer. Prior to TheLadders.com, Grewal served as executive vice president and chief financial officer of Vistaprint Limited, a publicly traded provider of marketing services to small businesses.
“I am thrilled to announce that we are bringing Harpreet on board as our chief financial officer,” said Gail Goodman, CEO of Constant Contact. “Harp brings an impressive mix of executive leadership, financial and business acumen and high-growth public company experience to Constant Contact. I look forward to him partnering up with the other members of the executive team in helping us continue on our rapid growth trajectory.”
“Constant Contact is in the early stages of a large and expanding opportunity,” said Mr. Grewal. “I am extremely excited to join an outstanding management team and help lead the organization through its continued growth. I am passionate about supporting small businesses and the ability for Constant Contact to leverage its world class customer support model and industry leadership to deliver a transformational value proposition and grow to its full potential.”
Prior to his role at Vistaprint, Mr. Grewal served as senior vice president and chief financial officer at GoldenSource Corporation, a global provider of enterprise data management software for financial institutions, as well as eGain Communications, a publicly traded provider of CRM software solutions. In addition, Grewal served in numerous finance and strategy positions during his tenure at PepsiCo and Pepsi-Cola North America. Mr. Grewal also worked in the investment banking group at Wasserstein Perella & Co.
Mr. Grewal received a Bachelor of Arts degree in Economics from the University of California at Berkeley and a Master of Arts in International Studies from Johns Hopkins School of Advanced International Studies.
About Constant Contact, Inc.
Constant Contact’s email marketing, event marketing, social media marketing, and online survey tools help small organizations grow their businesses by building stronger customer relationships. More than 350,000 small businesses, nonprofits, and member associations worldwide rely on Constant Contact’s easy-to use, affordable online tools to create and deliver personalized, professional communications that engage casual customers, members, prospects, and passionate customers wherever they congregate online — from their email inboxes to their social networks. All Constant Contact products come with unmatched education, training and personal coaching services, and award-winning technical support. Founded in 1995, Constant Contact is a publicly traded company (Nasdaq: CTCT) with offices in Waltham, Mass.; Loveland, Colo.; and Delray, Fla.; and a Silicon Valley office scheduled to open in 2010. Learn more at www.ConstantContact.com or call 781-472-8100.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s growth potential and market opportunity. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)

Media Contact:	Investor Contact:
Christopher Nahil	Jeremiah Sisitsky
Constant Contact	Constant Contact
(781) 472-8134	(339) 222-5740
mailto:cnahil@constantcontact.com	jsisitsky@constantcontact.com